UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

NRG ENERGY, INC.

(Name of Registrant as Specified in its Charter)

EXELON CORPORATION

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Information

This communication relates, in part, to the offer (Offer) by Exelon through its direct wholly-owned subsidiary, Exelon Xchange Corporation (Xchange), to exchange each issued and outstanding share of common stock (NRG shares) of NRG for 0.485 of a share of Exelon common stock. This communication is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, NRG shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (Reg. No. 333-155278) (the Prospectus/Offer to Exchange and, including the Letter of Transmittal and related documents and as amended from time to time, the Exchange Offer Documents) previously filed by Exelon and Xchange with the Securities and Exchange Commission (SEC). The Offer is made only through the Exchange Offer Documents. Investors and security holders are urged to read these documents and other relevant materials as they become available, because they contain important information.

Exelon filed a preliminary proxy statement on Schedule 14A with the SEC on April 17, 2009 in connection with its solicitation of proxies (Preliminary Exelon Meeting Proxy Statement) for a meeting of Exelon shareholders (Exelon Meeting) to be called in order to approve the issuance of shares of Exelon common stock pursuant to the Offer. Exelon expects to file a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for the Exelon Meeting (Definitive Exelon Meeting Proxy Statement) and may file other proxy solicitation material in connection therewith. Investors and security holders are urged to read the Preliminary Exelon Meeting Proxy Statement and the Definitive Exelon Meeting Proxy Statement and other relevant materials as they become available, because they contain important information.

Investors and security holders can obtain copies of the materials described above (and all other related documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, toll free at 1-877-750-9501. Investors and security holders may also read and copy any reports, statements and other information filed by Exelon, Xchange or NRG with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Exelon and Xchange will be participants in the solicitation of proxies from Exelon shareholders for the Exelon Meeting or any adjournment or postponement thereof. In addition, certain directors and executive officers of Exelon and Xchange may solicit proxies for the Exelon Meeting. Information about Exelon and Exelon’s directors and executive officers is available in Schedule I to the Prospectus/Offer to Exchange. Information about Xchange and Xchange’s directors and executive officers is available in Schedule II to the Prospectus/Offer to Exchange. Information about any other participants will be included in the Definitive Exelon Meeting Proxy Statement.

On July 1, 2009, Exelon Corporation distributed the following notice to the investment community:

July 1, 2009

Note to Exelon’s Financial Community:

CONFERENCE CALL TO DISCUSS THE PROPOSED ACQUISITION OF NRG

Exelon will discuss the proposed NRG transaction in a 45-minute conference call scheduled for Thursday, July 2nd, at 7:00 AM Central Time (8:00 AM Eastern Time). The call-in numbers are:

US & Canada Callers: 800-690-3108

International Callers: 973-935-8753

Conference ID # if requested: 17092348

A conference call replay will be available two hours after the call ends through July 16th, 2009. The numbers to dial for the replay are:

US & Canada Callers: 800-642-1687

International Callers: 706-645-9291

Conference ID #: 17092348

You will also be able to listen to a live audio webcast on the Investor Relations page of Exelon’s website (www.exeloncorp.com). The webcast will be archived and available for replay two hours after the conference call ends.

Exelon Investor Relations